Exhibit 99.1

First Internet Bancorp Reports Fourth Quarter and

Full Year 2014 Financial Results

Quarterly earnings per share of $0.32, up over 68% from fourth quarter 2013;

loan growth of over 46% for the full year 2014

Indianapolis, Indiana, January 22, 2015 – First Internet Bancorp (NASDAQ: INBK), the parent company of First Internet Bank (www.firstib.com), a premier nationwide provider of online retail banking services and commercial banking services, announced today financial and operational results for the fourth quarter 2014 and for the twelve month period ended December 31, 2014.

Fourth quarter net income was $1.5 million and diluted earnings per share were $0.32. This compares with third quarter net income of $1.3 million and diluted earnings per share of $0.28 and fourth quarter 2013 net income of $0.7 million and diluted earnings per share of $0.19. For the twelve month period ended December 31, 2014, net income was $4.3 million and diluted earnings per share were $0.96 compared to net income of $4.6 million and diluted earnings per share of $1.51 for the twelve month period ended December 31, 2013. The comparability of diluted earnings per share between fourth quarter and twelve month periods in 2014 and 2013 is impacted by the effect on average diluted shares outstanding resulting from the Company’s offering of 1,587,000 shares of common stock occurring in the fourth quarter 2013.

▪	Diluted earnings per share increased $0.04, or 14.3%, compared to the linked quarter and $0.13, or 68.4%, compared to the fourth quarter 2013

▪	Continued strong revenue growth
•	Net interest income increased $0.7 million, or 12.4%, quarter-over-quarter and $1.4 million, or 28.4%, compared to the fourth quarter 2013
•	Mortgage banking revenue increased $0.2 million, or 12.5%, compared to the linked quarter and $0.9 million, or 101.3%, compared to the fourth quarter 2013

▪	Total loan growth of $36.5 million, or 5.2%, compared to the linked quarter and $231.3 million, or 46.1%, compared to December 31, 2013
•	Strong performance in credit tenant lease financing with balances increasing 16.2% compared to the linked quarter and 128.8% year-over-year
•	Continued growth in C&I / owner-occupied CRE, increasing on a combined basis 7.5% compared to the linked quarter and 52.1% compared to December 31, 2013
•	Increased activity in construction real estate lending also contributed to the growth with balances increasing 38.7% compared to the linked quarter

▪	Net interest margin improved 10 bps to 2.78% compared to the linked quarter driven by a 12 bps decline in the cost of interest-bearing liabilities

▪	Capital levels remain solid while continuing to support loan growth
•	Tangible common equity to tangible assets of 9.54%
•	Tier 1 capital ratio of 12.55%
•	Total risk-based capital ratio of 13.75%

▪	Strong asset quality continues to improve
•	Nonperforming loans declined $0.1 million, or 26.0%, with nonperforming loans to total loans declining 2 bps to 0.04% from 0.06% for the linked quarter
•	Nonperforming assets declined $0.2 million, or 4.0%, compared to the linked quarter and $2.3 million, or 32.3%, compared to December 31, 2013

David Becker, Chairman, President and Chief Executive Officer, commented, “We ended 2014 on an extremely positive note as the fourth quarter’s results represent our strongest performance of the year. Continued growth in net interest income and solid performance in mortgage banking drove an 11.3% increase in total revenue, net of interest expense, compared to the third quarter. When combined with our ability to effectively manage our operating costs, the revenue growth translated into quarterly earnings growth exceeding 14% and continued improvement in profitability metrics.

“We posted another excellent quarter of loan growth. Our elevated commercial pipeline at the end of September resulted in total commercial loan balances increasing $43.1 million, or 14.0%, during the quarter even though we experienced the early payoff of some larger credits. Our commercial real estate team continued to produce in credit tenant lease financing and capitalized on its relationships in construction originations. Additionally, our commercial and industrial team wrapped up the year with a solid quarter of new C&I and owner-occupied CRE originations and strong year-over-year growth. The level of new business opportunities continues to grow and we remain confident in our asset generating capabilities moving forward.

“Our mortgage banking team had another solid quarter. Our re-focused business model emphasizing purchase mortgage business produced consistent results, despite seasonal headwinds, while allowing us the flexibility to capitalize on increased refinance activity. Origination activity constantly improved throughout the year and our improved sales and marketing capabilities combined with the low interest rate environment provide significant momentum heading into 2015.

“We were especially pleased with the continued growth in net interest margin which expanded 10 bps during the quarter. We significantly reduced our cost of funds by actively managing the liability side of our balance sheet. While we remain focused on continuing to improve net interest margin, we took advantage of low interest rates and converted $40 million of short term borrowings to longer term funding in early 2015. This may negatively impact net interest margin growth in the near term but will leave us well positioned to benefit when rates begin to rise.”

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter was $6.4 million compared to $5.7 million for the third quarter and $5.0 million for the fourth quarter 2013. Compared to the linked quarter, total interest income increased $0.7 million, or 8.5%, and total interest expense declined less than $0.1 million, or 1.1%. The increase in total interest income was driven by a $75.7 million increase, or 12.0%, in average loans receivable balances, partially offset by a decline in the yield earned on the loan portfolio. Additionally, the impact of the loan growth was offset by a decline of $9.9 million, or 7.1%, in the average balance of the investment portfolio as well as a decline of 6 bps in the yield earned on investments. The decline in average investment balances was the result of portfolio restructuring efforts made in 2014, which concluded in the third quarter, to increase the liquidity profile and reduce the interest rate risk and duration of the portfolio.

The slight decrease in interest expense during the quarter was due primarily to a 3 bp decline in the cost of interest-bearing deposits driven by a lower cost of funds related to certificates of deposit. The decrease in interest expense related to deposits was partially offset by a small increase in expense related to borrowed funds resulting from an increase in advances from the Federal Home Loan Bank.

Net interest margin was 2.78% for the fourth quarter compared to 2.68% for the third quarter and 2.70% for the fourth quarter 2013. Compared to the prior quarter, the yield on interest-earning assets remained consistent at 3.76% as the growth in average loan balances and the migration of interest-earning assets from lower-yielding investment securities to higher-yielding commercial loans offset declines in the yields earned on the loan and investment portfolios. The cost of interest-bearing liabilities during the quarter declined 12 bps to 1.09% driven primarily by lower deposit costs and significantly lower funding costs related to borrowings.

Noninterest Income

Noninterest income for the fourth quarter was $2.1 million compared to $1.9 million for the third quarter and $1.2 million for the fourth quarter 2013. The increase of $0.2 million, or 8.0%, compared to the linked quarter was driven by an increase of $0.2 million, or 12.5%, in mortgage banking revenue. The increase in mortgage banking revenue was primarily a result of higher origination volumes as purchase originations were supplemented by increased refinance activity when interest rates dropped early in the fourth quarter.

Noninterest Expense

Noninterest expense for the fourth quarter was $5.9 million compared to $5.8 million for the third quarter and $5.3 million for the fourth quarter 2013. The increase of $0.1 million, or 1.6%, compared to the linked quarter was due to higher consulting and professional fees and other noninterest expenses, offset by lower salaries and employee benefits, marketing costs and loan expenses.

Income Taxes

Income tax expense was $0.7 million for the fourth quarter, resulting in an effective tax rate of 33.6%, compared to $0.7 million and an effective tax rate of 34.0% for the third quarter.

Loans and Credit Quality

Total loans as of December 31, 2014 were $732.4 million, increasing $36.5 million, or 5.2%, compared to the third quarter and $231.3 million, or 46.1%, compared to December 31, 2013. Total commercial loans increased $43.1 million, or 14.0%, compared to the linked quarter driven by continued strong production in credit tenant lease financing as well as solid growth in the commercial and industrial, construction real estate and owner-occupied commercial real estate portfolios.

Credit quality continues to remain strong as nonperforming loans to total loans receivable declined to 0.04% from 0.06% as of September 30, 2014 and 0.37% as of December 31, 2013. Additionally, nonperforming assets to total assets declined to 0.50% from 0.55% as of September 30, 2014 and 0.90% as of December 31, 2013. Compared to the linked quarter, total nonperforming loans declined $0.1 million, or 26.0%, and total nonperforming assets declined $0.2 million, or 4.0%, due primarily to lower levels of nonaccrual and delinquent loans and a modest decline in other real estate owned.

The allowance for loan losses was $5.8 million as of December 31, 2014 compared to $5.5 million as of September 30, 2014 and $5.4 million as of December 31, 2013. The allowance as a percentage of total nonperforming loans increased to 1,959.5% as of December 31, 2014 from 1,366.0% as of September 30, 2014 and 293.0% as of December 31, 2013.

Capital

During the fourth quarter, total shareholders’ equity increased $2.0 million due to net income earned for the quarter and the change in the unrealized gain/loss related to the investment portfolio, partially offset by declared dividends. As of December 31, 2014, the Company’s tier 1 and total capital ratios declined to 12.55% and 13.75% from 13.22% and 14.45% as of September 30, 2014, respectively, due to an increase in risk-weighted assets resulting from the strong commercial loan growth for the quarter. Tangible common equity to tangible assets declined 23 bps during the fourth quarter to 9.54% due to strong asset growth while tangible book value per share increased to $20.74 from $20.29 as of September 30, 2014.

About First Internet Bancorp
First Internet Bancorp is the parent company of First Internet Bank, which opened for business in 1999 as the nation’s first state-chartered, FDIC-insured institution to operate solely via the Internet. With customers in all 50 states, First Internet Bank offers consumers services including checking, savings, money market, certificates of deposit and IRA accounts as well as consumer loans, residential mortgages, residential construction loans and home equity products. For commercial clients, it provides commercial real estate loans, commercial and industrial loans, asset-based lending and treasury management services. First Internet Bank has been recognized as one of the “Best Banks to Work For” by American Banker Magazine as well as a “Top Workplace” by The Indianapolis Star. Additional information about the Company, including its products and services, is available at www.firstib.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
(317) 428-4628	Senior Vice President, Retail Banking
investors@firstib.com	(317) 532-7906
nlorch@firstib.com

First Internet Bancorp

Summary Financial Information (unaudited)

Amounts in thousands, except per share data

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Net income	$1,465	$1,282	$666	$4,324	$4,593

Per share and share information
Earnings per share - basic	$0.33	$0.29	$0.19	$0.96	$1.51
Earnings per share - diluted	0.32	0.28	0.19	0.96	1.51
Dividends declared per share	0.06	0.06	0.06	0.24	0.22
Tangible book value per common share	20.74	20.29	19.38	20.74	19.38
Common shares outstanding	4,439,575	4,439,575	4,448,326	4,439,575	4,448,326
Average common shares outstanding:
Basic	4,499,316	4,497,762	3,496,841	4,497,007	3,041,666
Diluted	4,514,505	4,511,291	3,516,462	4,507,995	3,050,001

Performance ratios
Return on average assets	0.62%	0.59%	0.35%	0.50%	0.67%
Return on average shareholders' equity	6.07%	5.36%	3.59%	4.61%	7.10%
Return on average tangible common equity	6.38%	5.64%	3.83%	4.85%	7.65%
Net interest margin	2.78%	2.68%	2.70%	2.65%	2.67%

Capital ratios [1]
Tangible common equity to tangible assets	9.54%	9.77%	10.81%	9.54%	10.81%
Tier 1 leverage ratio	9.87%	10.52%	11.66%	9.87%	11.66%
Tier 1 capital ratio	12.55%	13.22%	15.61%	12.55%	15.61%
Total capital ratio	13.75%	14.45%	17.09%	13.75%	17.09%

Asset quality
Nonperforming loans	$296	$400	$1,852	$296	$1,852
Nonperforming assets	4,866	5,067	7,189	4,866	7,189
Nonperforming loans to loans receivable	0.04%	0.06%	0.37%	0.04%	0.37%
Nonperforming assets to total assets	0.50%	0.55%	0.90%	0.50%	0.90%
Allowance for loan losses to:
Loans receivable	0.79%	0.79%	1.08%	0.79%	1.08%
Nonperforming loans	1,959.5%	1,366.0%	293.0%	1,959.5%	293.0%
Net charge-offs (recoveries) to average loans receivable	0.03%	(0.27)%	0.22%	0.00%	0.19%

Average balance sheet information
Loans receivable	$708,053	$632,403	$464,729	$605,358	$392,166
Securities available for sale	129,692	139,569	203,565	153,752	180,850
Other earning assets	34,242	38,964	31,154	56,094	37,785
Total earning assets	909,495	839,183	729,280	841,589	654,434
Total assets	938,685	868,361	762,152	872,303	684,580
Noninterest-bearing deposits	21,118	21,960	15,145	20,028	13,605
Interest-bearing deposits	725,740	718,100	631,637	708,271	567,104
Total deposits	746,858	740,060	646,782	728,299	580,709
Shareholders' equity	95,832	94,840	73,674	93,796	64,704

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2013)
Amounts in thousands

	December 31,	September 30,	December 31,
	2014	2014	2013

Assets
Cash and due from banks	$1,940	$1,137	$2,578
Interest-bearing demand deposits	26,349	38,470	51,112
Interest-bearing time deposits	2,000	2,000	2,500
Securities available for sale, at fair value	137,518	128,203	181,409
Loans held-for-sale	34,671	27,547	28,610
Loans receivable	732,426	695,929	501,153
Allowance for loan losses	(5,800)	(5,464)	(5,426)
Net loans receivable	726,626	690,465	495,727
Accrued interest receivable	2,833	2,803	2,904
Federal Home Loan Bank of Indianapolis stock	5,350	2,943	2,943
Cash surrender value of bank-owned life insurance	12,325	12,226	11,935
Premises and equipment, net	7,061	7,075	7,134
Goodwill	4,687	4,687	4,687
Other real estate owned	4,488	4,545	4,381
Accrued income and other assets	4,655	4,782	6,422
Total assets	$970,503	$926,883	$802,342

Liabilities
Non-interest bearing deposits	$21,790	$20,359	$19,386
Interest-bearing deposits	736,808	717,611	653,709
Total deposits	758,598	737,970	673,095
Advances from Federal Home Loan Bank	106,897	86,871	31,793
Subordinated debt	2,873	2,852	2,789
Accrued interest payable	97	82	102
Accrued expenses and other liabilities	5,253	4,334	3,655
Total liabilities	873,718	832,109	711,434
Shareholders' equity
Voting common stock	71,774	71,705	71,378
Retained earnings	25,146	23,951	21,902
Accumulated other comprehensive loss	(135)	(882)	(2,372)
Total shareholders' equity	96,785	94,774	90,908
Total liabilities and shareholders' equity	$970,503	$926,883	$802,342

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2013)
Amounts in thousands, except per share data

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Interest income
Loans	$7,957	$7,218	$5,770	$27,875	$20,843
Securities - taxable	615	684	829	3,036	2,891
Securities - non-taxable	-	-	465	58	1,611
Other earning assets	51	45	42	246	191
Total interest income	8,623	7,947	7,106	31,215	25,536
Interest expense
Deposits	1,913	1,958	1,819	7,653	6,861
Other borrowed funds	335	316	323	1,275	1,227
Total interest expense	2,248	2,274	2,142	8,928	8,088
Net interest income	6,375	5,673	4,964	22,287	17,448
Provision (credit) for loan losses	387	(112)	223	349	324
Net interest income after provision (credit) for loan losses	5,988	5,785	4,741	21,938	17,124
Noninterest income
Service charges and fees	174	179	172	707	687
Mortgage banking activities	1,842	1,638	915	5,609	8,682
Other-than-temporary impairment loss recognized in net income	-	-	-	-	(49)
Gain (loss) on sale of securities	-	54	6	538	(63)
Loss on asset disposals	(19)	(28)	(25)	(78)	(146)
Other	101	100	103	398	406
Total noninterest income	2,098	1,943	1,171	7,174	9,517
Noninterest expense
Salaries and employee benefits	3,129	3,265	2,696	12,348	10,250
Marketing, advertising and promotion	307	381	477	1,455	1,858
Consulting and professional fees	595	409	452	1,902	2,152
Data processing	277	244	223	995	911
Loan expenses	168	208	226	626	799
Premises and equipment	733	741	548	2,937	2,196
Deposit insurance premium	154	155	138	591	451
Other	516	382	495	1,808	1,865
Total noninterest expense	5,879	5,785	5,255	22,662	20,482
Income before income taxes	2,207	1,943	657	6,450	6,159
Income tax provision (benefit)	742	661	(9)	2,126	1,566
Net income	$1,465	$1,282	$666	$4,324	$4,593

Per common share data
Earnings per share - basic	$0.33	$0.29	$0.19	$0.96	$1.51
Earnings per share - diluted	$0.32	$0.28	$0.19	$0.96	$1.51
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.22

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands

	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average	Interest /	Yield /	Average	Interest /	Yield /	Average	Interest /	Yield /
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Assets
Interest-earning assets
Loans, including loans held for sale	$745,561	$7,957	4.23%	$660,650	$7,218	4.33%	$494,561	$5,770	4.63%
Securities - taxable	129,692	615	1.88%	139,569	684	1.94%	156,226	829	2.11%
Securities - non-taxable	-	-	0.00%	-	-	0.00%	47,339	465	3.90%
Other earning assets	34,242	51	0.59%	38,964	45	0.46%	31,154	42	0.53%
Total interest-earning assets	909,495	8,623	3.76%	839,183	7,947	3.76%	729,280	7,106	3.87%

Allowance for loan losses	(5,535)			(5,248)			(5,473)
Noninterest earning-assets	34,725			34,426			38,345
Total assets	$938,685			$868,361			$762,152

Liabilities
Interest-bearing liabilities
Regular savings accounts	$19,545	$29	0.59%	$16,932	$25	0.59%	$14,036	$21	0.59%
Interest-bearing demand deposits	68,968	95	0.55%	69,635	96	0.55%	66,294	92	0.55%
Money market accounts	274,015	502	0.73%	272,697	501	0.73%	248,938	460	0.73%
Certificates and brokered deposits	363,212	1,287	1.41%	358,836	1,336	1.48%	302,369	1,246	1.63%
Total interest-bearing deposits	725,740	1,913	1.05%	718,100	1,958	1.08%	631,637	1,819	1.14%
Other borrowed funds	91,700	335	1.45%	29,748	316	4.21%	34,551	323	3.71%
Total interest-bearing liabilities	817,440	2,248	1.09%	747,848	2,274	1.21%	666,188	2,142	1.28%

Noninterest-bearing deposits	21,118			21,960			15,145
Other noninterest-bearing liabilities	4,295			3,713			7,145
Total liabilities	842,853			773,521			688,478

Shareholders' equity	95,832			94,840			73,674
Total liabilities and shareholders' equity	$938,685			$868,361			$762,152
Net interest income		$6,375			$5,673			$4,964
Interest rate spread			2.67%			2.55%			2.59%
Net interest margin			2.78%			2.68%			2.70%

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands

	Twelve Months Ended
	December 31, 2014			December 31, 2013
	Average	Interest /	Yield /	Average	Interest /	Yield /
	Balance	Dividends	Cost	Balance	Dividends	Cost

Assets
Interest-earning assets
Loans, including loans held for sale	$631,743	$27,875	4.41%	$435,799	$20,843	4.78%
Securities - taxable	151,967	3,036	2.00%	137,230	2,891	2.11%
Securities - non-taxable	1,785	58	3.25%	43,620	1,611	3.69%
Other earning assets	56,094	246	0.44%	37,785	191	0.51%
Total interest-earning assets	841,589	31,215	3.71%	654,434	25,536	3.90%

Allowance for loan losses	(5,414)			(5,573)
Noninterest earning-assets	36,128			35,719
Total assets	$872,303			$684,580

Liabilities
Interest-bearing liabilities
Regular savings accounts	$18,509	$109	0.59%	$13,806	$81	0.59%
Interest-bearing demand deposits	70,362	386	0.55%	68,366	376	0.55%
Money market accounts	269,271	1,965	0.73%	224,383	1,666	0.74%
Certificates and brokered deposits	350,129	5,193	1.48%	260,549	4,738	1.82%
Total interest-bearing deposits	708,271	7,653	1.08%	567,104	6,861	1.21%
Other borrowed funds	45,425	1,275	2.81%	31,471	1,227	3.90%
Total interest-bearing liabilities	753,696	8,928	1.18%	598,575	8,088	1.35%

Noninterest-bearing deposits	20,028			13,605
Other noninterest-bearing liabilities	4,783			7,696
Total liabilities	778,507			619,876

Shareholders' equity	93,796			64,704
Total liabilities and shareholders' equity	$872,303			$684,580
Net interest income		$22,287			$17,448
Interest rate spread			2.53%			2.55%
Net interest margin			2.65%			2.67%

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands

	December 31, 2014		September 30, 2014		December 31, 2013
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$77,232	10.5%	$72,099	10.4%	$55,168	11.0%
Owner-occupied commercial real estate	34,295	4.7%	31,637	4.5%	18,165	3.6%
Investor commercial real estate	22,069	3.0%	20,567	3.0%	26,574	5.3%
Construction	24,883	3.4%	17,936	2.6%	28,200	5.6%
Credit tenant lease financing	192,608	26.3%	165,738	23.8%	84,173	16.8%
Total commercial loans	351,087	47.9%	307,977	44.3%	212,280	42.3%

Consumer loans
Residential mortgage	220,612	30.1%	220,499	31.7%	138,418	27.6%
Home equity	58,434	8.0%	61,799	8.9%	37,906	7.6%
Trailers	63,288	8.7%	65,085	9.3%	68,991	13.8%
Recreational vehicles	30,605	4.2%	31,591	4.5%	34,738	6.9%
Other consumer loans	3,201	0.4%	3,398	0.5%	3,833	0.8%
Total consumer loans	376,140	51.4%	382,372	54.9%	283,886	56.7%
Net deferred loan fees, premiums and discounts	5,199	0.7%	5,580	0.8%	4,987	1.0%
Total loans receivable	$732,426	100.0%	$695,929	100.0%	$501,153	100.0%

	December 31, 2014		September 30, 2014		December 31, 2013
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Regular savings accounts	$20,776	2.7%	$17,503	2.4%	$14,330	2.1%
Noninterest-bearing deposits	21,790	2.9%	20,359	2.8%	19,386	2.9%
Interest-bearing demand deposits	74,238	9.8%	71,762	9.7%	73,748	11.0%
Money market accounts	267,046	35.2%	275,901	37.4%	255,169	37.9%
Certificates of deposits	361,202	47.6%	334,636	45.3%	292,685	43.5%
Brokered deposits	13,546	1.8%	17,809	2.4%	17,777	2.6%
Total deposits	$758,598	100.0%	$737,970	100.0%	$673,095	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Total equity - GAAP	$96,785	$94,774	$90,908	$96,785	$90,908
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$92,098	$90,087	$86,221	$92,098	$86,221

Total assets - GAAP	$970,503	$926,883	$802,342	$970,503	$802,342
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$965,816	$922,196	$797,655	$965,816	$797,655

Common shares outstanding	4,439,575	4,439,575	4,448,326	4,439,575	4,448,326

Book value per common share	$21.80	$21.35	$20.44	$21.80	$20.44
Effect of adjustment	(1.06)	(1.06)	(1.06)	(1.06)	(1.06)
Tangible book value per common share	$20.74	$20.29	$19.38	$20.74	$19.38

Total shareholders' equity to assets ratio	9.97%	10.23%	11.33%	9.97%	11.33%
Effect of adjustment	(0.43)%	(0.46)%	(0.52)%	(0.43)%	(0.52)%
Tangible common equity to tangible assets ratio	9.54%	9.77%	10.81%	9.54%	10.81%

Total average equity - GAAP	$95,832	$94,840	$73,674	$93,796	$64,704
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$91,145	$90,153	$68,987	$89,109	$60,017

Return on average shareholders' equity	6.07%	5.36%	3.59%	4.61%	7.10%
Effect of adjustment	0.31%	0.28%	0.24%	0.24%	0.55%
Return on average tangible common equity	6.38%	5.64%	3.83%	4.85%	7.65%